INTERNATIONAL NURSING SERVICES, INC.

                           INCENTIVE STOCK OPTION PLAN


     1. Purpose of the Plan. This Stock Option Plan (hereinafter referred to as the "Plan") is intended to encourage ownership of stock of International Nursing Services, Inc., a Colorado corporation (hereinafter referred to as the "Corporation"), by key employees (either full-time or part-time) of the Corporation and its subsidiaries, and to provide additional incentive for them to promote the success of the Corporation's business. As used in the Plan, the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" defined in Section 425 (f) of the Internal Revenue Code of 1986, as from time to time amended (the "Code"). The Plan and options granted under the Plan shall be classified as "Incentive Stock Options" and conform to the Code
Section 422A treatment of Incentive Stock Options.

     2. Scope of the Plan. An aggregate of 500,000 authorized but unissued shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), shall be available and reserved for issue under the Plan. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. The Common Stock shall not be issued in respect of an option granted hereunder unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the corporation's state of incorporation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of the Corporation's counsel with respect to such compliance.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors or, at their discretion, by a stock option committee (the "Committee") consisting of not less than three members of the Board of Directors, both of which shall have authority from time to time: (a) subject to the provisions of Section 4, to determine which of the key employees of the Corporation or any of its present or future subsidiaries shall be granted options with respect to any or all of such shares; (b) to determine the times when options shall be granted and the number of shares to be granted, except as may otherwise be provided herein; (c) to determine the time or times when each option becomes exercisable and the duration of the exercise period, except as may otherwise be provided herein; (d) to prescribe the form or forms of the instruments evidencing any options granted under the Plan (which form shall be consistent with the Plan but the terms and provisions need not be identical in each case); (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (f) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. The grant of options will be entirely discretionary and nothing in the Plan will be deemed to give any director, officer or employee a right to receive options. All decisions, determinations and implementations by the Board of Directors shall be final and binding. The Board of Directors may request advice of assistance or employ such other persons as are necessary for proper administration of the Plan.

     4. Eligibility and Participation. Options may be granted only to employees (including officers and directors who are employees) of the Corporation or any of its subsidiaries. An individual who has been granted any option, may if he is otherwise eligible, be granted; however no additional options shall be granted if the grant will cause such options to violate the terms of Section 422A of the Code. The aggregate fair market value of the Common Stock (determined at the time of the grant of the option) for which options are exercisable for the first time under the terms of the Plan, by any employee during the calendar year, may not exceed $100,000.

     5. Terms of the Options. The term of such option granted under the Plan shall be for not more than ten years from the date of the granting thereof, subject to its earlier termination as hereinafter provided. Options shall be granted with an exercise price equal to 100% of the fair market value of the Common Stock to which they relate at the time of such grant, except that any option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at an exercise price of 110% of such fair market value and shall be for a term of no more than five years.

     6. Nontransferability of Options. An option granted under the Plan shall by its terms not be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder of the option, only by such holder.

     7. Exercise of Options. Except as provided in this Section 7 and in Sections 10 and 11 hereof, options granted to persons who are neither directors nor officers of the corporation are exercisable as determined by the Board of Directors of the Corporation. Options granted to persons who are directors or officers at the time of grant are immediately exercisable, in whole or in part. No option shall be exercisable after the expiration of the term thereof as provided in Section 5 hereof, and no option shall be exercisable unless the holder thereof shall at the time of exercise have been an employee of the Corporation or of any subsidiary of the Corporation for a period of at least three months, except as otherwise provided in Sections 10 and 11 hereof. The purchase price of any shares as to which an option shall be exercisable shall be paid in full at the time of exercise. Upon approval by the Board of Directors, a holder may exercise his option by surrendering currently held shares of the Corporation's Common Stock having a value not in excess of the aggregate purchase price of the shares as to which the option is exercised. The balance of such purchase price shall be payable by the holder in cash or by certified check. For purposes of paying the aggregate purchase price of the shares as to which the option is exercised, each share of Common Stock surrendered shall be valued at its fair market value on the date of exercise. For this purpose, the fair market value shall be the average of the closing bid prices of the Common Stock, as quoted on NASDAQ or as quoted by the National Quotation Bureau, Inc. if the Common Stock is not quoted on NASDAQ, for the ten trading days preceding the date of exercise. In the absence of a reported price on the date of exercise, the Board of Directors, in its discretion, may select any reasonable method for the valuation of the surrendered shares. The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his option until such shares shall have been issued to him upon the purchase of such shares pursuant to his exercise of the option.

     8. Securities to be Unregistered. The Corporation shall be under no obligation to register or assist the holder in registering either the options or the Common Stock issuable upon exercise of the options under the federal securities laws or any state securities laws, and both the options and the Common Stock issuable upon exercise of the options shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations of the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation. Accordingly, all certificates evidencing shares covered by the options, and any securities issued and replaced or exchanged therefore, shall bear a restrictive legend to this effect.

     9. Disposition of Shares of Option Stock. An individual who has acquired stock through the exercise of an option cannot dispose of such stock within two years after the date of grant or within one year from the date of exercise.

     10. Exercise Upon Cessation of Employment. If the holder of an option granted hereunder ceases to be an employee of the Corporation or of any of its subsidiaries, any option held by him pursuant to this Plan may be exercised to the extent exercisable on the termination date, within three months thereafter (but in no event after the option expires by its terms), unless employment is terminated for cause, in which case the option terminates immediately. Any termination of an option hereunder by reason of cessation of employment shall be without prejudice to any right or remedies which the Corporation or any of its subsidiaries may have against the holder of the option under the stock option agreement or otherwise. The stock option agreements may contain such provisions as the Board of Directors shall approve with reference to the effect of approved leaves of absence; provided, however, that all options shall terminate a maximum of ten years after date of grant.

     11. Exercise Upon Death or Disability. If the holder of an unexpired option granted under this Plan dies while an employee of this Corporation or its subsidiaries or within three months after termination of employment (other than for cause), his executor, administrator or other person entitled by law to his rights thereunder may exercise the option at any time within one year after death (but in no event after the option expires) to the extent exercisable at the date of death. If the holder of an unexpired option granted under this Plan becomes disabled within the meaning of Section 105(d)(4) of the Code while an employee may exercise the option at any time within 12 months after leaving, employment of the Corporation (but in no event after the option expires).

     12. Effectiveness of the Plan. The Plan shall become effective upon adoption by the Board of Directors of the Corporation provided, however, that the Plan shall be submitted for approval by the stockholders of the Corporation no later than 12 months after the date of adoption of the Plan by the Board of Directors. Should the stockholders fail to approve the Plan, all options granted thereunder shall be and become null and void.

     13. Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Board of Directors or the Committee makes the determination granting such options, and no grant shall be deemed effective under the Plan prior to such date. Notice of the Board of Directors' action shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

     14. Adjustments. Options granted hereunder shall contain such uniform provisions as the Board of Directors shall, in its sole judgment, determine for adjustment of the number and class of shares covered thereby or of the option prices, or both, to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, issuance of additional shares or other similar changes or transactions of or by the Corporation. In any such event the aggregate number and class of shares available for issuance under the Plan shall be appropriately adjusted and all of the provisions of this Plan with respect to the number and class of shares so available shall likewise be adjusted; provided, however, that no such adjustment shall be made so as to constitute a modification, extension or renewal of the option within the meaning of Section 425(h) of the Code, or so as to prevent the Corporation, or any other corporation or any subsidiary thereof if the employee shall become employed by such corporation by reason of the transaction in respect of which such adjustment is made, from being a corporation issuing or assuming the option in a transaction to which Section 425(a) of the Code applies.

     15. Termination and Amendment of the Plan. The Plan will terminate ten years from the date of adoption by the Board of Directors, unless the Board of Directors elects to terminate the Plan prior to that date. The Board of Directors may, at any time, without further stockholder approval, terminate, modify or amend the Plan. It may not, however, without further approval by the holders of a majority of the outstanding Common Stock, increase the number of shares as to which options may be granted, change the eligibility requirements for persons entitled to receive options or adversely affect the rights of an optionee under any unexercised option or any portion thereof without the consent of the optionee. Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

     16. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any subsidiary, or by any stockholder of the Corporation or of any subsidiary against any past, present or future officer or member of the Board of Directors, or against any employee, or by an employee (past, present or future) against the Corporation or any subsidiary, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, officer, director of employee, cease and be barred upon the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

     17. Registration of Certificates. Certificates may be registered only in the name of the employee or, if he so indicates in writing, in his name jointly with a member of his family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     18. Stock Option Agreements. Each option granted under this Plan shall be evidenced by a stock option agreement in such form and containing such provisions (subject to and limited by the terms of this Plan) as the Board of Directors shall from time to time approve. Agreements evidencing the options need not be identical.

     19. Tax Litigation. The Corporation shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on an issue which is related to the Plan and which the Board of Directors believes to be important to holders of options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

     20. Governmental and Other Regulations. The Plan, and the grant and exercise of the option to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of legal counsel for the Corporation, be required.

     21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws.

     22. Severability. If any provision of the Plan is invalid, illegal or unenforceable, the balance of the Plan shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

This plan was adopted by the unanimous written consent of the Board of Directors and Stockholders on the day of , 1995.

                      INTERNATIONAL NURSING SERVICES, INC.
                                  STOCK OPTION

International Nursing Services, Inc. (the "Company") hereby grants to the right and option to purchase shares of the Common Stock $.001 par value, of the Company at the exercise price of per share. This option is granted as of the date set forth below and shall expire ten years from such date. This Option is subject to the restrictions as set forth below and to all the terms and conditions of the International Nursing Services, Inc. Incentive Stock Option Plan, which are incorporated herein by this reference, and may not be assigned or transferred except as provided herein.

   Restrictions:  None

                "THE COMPANY"
                INTERNATIONAL NURSING SERVICES, INC.

                By:________________________________



                ATTEST:____________________________







Dated:


            Amendment of Section 7 of Medix Resources, Inc. (formerly International Nursing Services, Inc.) 1994 Incentive Stock Option Plan
               Approved by Board of Directors on January 26, 2000


Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Option (including the Option being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his, her or its Option until the date of issuance of a stock certificate for such shares.